EXHIBIT 10.1
LUBY’S, INC.
INCENTIVE STOCK OPTION
GRANTED UNDER LUBY’S INCENTIVE STOCK PLAN
Name of Employee:
Grant Date:
Number of Option Shares:
Exercise Price per Share:
THIS INCENTIVE STOCK OPTION (this “Option”) is granted on the above date (the “Grant Date”) by Luby’s, Inc. (the “Company”) to the person named above (the “Employee”), upon the following terms and conditions:
1.Grant of Option. The Company grants to the Employee this Option to purchase, on the terms and conditions stated herein, the number of Shares specified above (the “Option Shares”) of the Company’s Shares, par value $0.32 per Share, at the Exercise Price specified above.
2.    Type of Option. This Option is granted under the Luby’s 2015 Incentive Stock Plan (the “Plan”), a copy of which the Employee acknowledges receipt, and shall be subject to all applicable provisions of the Plan, as it may be amended from time to time. This Option is intended to be an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and is intended to conform to the requirements of Section 422 of the Code and to the provisions of the Plan.
3.    Continuous Employment.
a.    In General. Except as otherwise provided in this Section 3, this Option may be exercised by the Employee only if, at all times from the Grant Date to the date of such exercise, the Employee was an employee of the Company, a “parent corporation” and “subsidiary corporation” (each as defined in Section 422 of the Code) thereof or such other corporations with respect to the Company as are referred to in Section 422 of the Code (collectively, the “Company Group”). In the event of any termination of the Employee’s employment with the Company Group, any portion of this Option that is unvested and unexercisable as of such date shall immediately be forfeited for no consideration.
b.    Termination for Reasons Other Than Cause, Death, Disability. If the Employee’s employment with the Company Group is terminated for any reason other than Cause or the Employee’s death or Disability, the Employee may exercise the vested portion of this Option, but only within such period of time ending on the earlier of: (a) the date three (3) months following such termination of the Employee’s employment or (b) the last day of the Term. After such earlier time referred to in the immediately preceding sentence, any then-outstanding, unexercised portion of this Option shall immediately terminate and cease to be exercisable.
c.    Termination for Cause. If the Employee’s employment with the Company Group is terminated for Cause, this Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.
d.    Termination due to Disability. If the Employee’s employment with the Company Group is terminated as a result of the Employee’s Disability, the Employee may exercise the vested portion of this Option, but only within such period of time ending on the earlier of: (a) the date 12 months following such termination of the Employee’s employment or (b) the last day of the Term. After such earlier time referred to in the immediately preceding sentence, any then-outstanding, unexercised portion of this Option shall immediately terminate and cease to be exercisable.
e.    Termination due to Death. If the Employee’s employment with the Company Group is terminated as a result of the Employee’s death, the vested portion of this Option may be exercised by the Employee’s estate, by a person who acquired the right to exercise this Option by bequest or inheritance or by the person designated to exercise this Option upon the Employee’s death, but only within the time period ending on the earlier of: (a) the date 12 months following such termination of the Employee’s employment or (b) the last day of the Term. After such earlier time referred to in the immediately preceding sentence, any then-outstanding, unexercised portion of this Option shall immediately terminate and cease to be exercisable.
4.    Period of Option and Right to Exercise. The Term of this Option is ten (10) years from the Grant Date. Except as otherwise terminating or expiring earlier pursuant to this Award Agreement or the Plan, the expiration date of this Option is the day preceding the tenth anniversary of the Grant Date. This Option may not, in any event, be exercised prior to the first anniversary of the Grant Date or subsequent to the expiration date of this Option. Subject to the provisions of Section 3 above, this Option shall become exercisable as to one-fourth of the total number of Option Shares on each succeeding anniversary of the Grant Date. Once the right to purchase Shares has vested, such Shares may thereafter be purchased at any time, or in part from time to time, until the expiration date of this Option, subject to the provisions of Section 3 above and Section 5 below. In no case may this Option be exercised for a fraction of a Share.
5.    Payment for Shares. Payment for Shares purchased upon exercise of this Option shall be made in full at the time of exercise of this Option. No loan shall be made or guaranteed by the Company for the purpose of financing the purchase of any Option Shares. Payment of the Exercise Price shall be made in cash or may be made by delivering Shares having a Fair Market Value at least equal to the aggregate Exercise Price, or a combination of Shares and cash.
6.    Method of Exercise. This Option may be exercised only by written notice given to the Company, in form satisfactory to the Company, specifying the number of Option Shares which the holder of this Option elects to purchase, the number of Option Shares which the holder is paying for in cash and the number of Option Shares which the holder is paying for in Shares. Such written notice and any subsequent exercise is subject to Company approval, as well as all Company policies and procedures, including but not limited to stock trading policies and blackout restrictions. Such written notice shall be accompanied by a check payable to the order of the Company and otherwise acceptable to the Company for the cash portion of the aggregate Exercise Price and, if applicable, by the delivery of certificates representing Shares duly endorsed and otherwise in proper form for transfer to the Company of such number of Shares as are required to equal the Fair Market Value of the Option Shares being paid for in Shares. Upon each exercise of this Option, the Company, as promptly as practicable, will mail or deliver to the person exercising this Option a certificate or certificates representing the Shares then purchased. The Company, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of this Option until completion of such stock exchange listing, or registration or other qualification, of such Shares under any Federal or state law, rule or regulation as the Company may consider appropriate. The Company may require any person exercising this Option to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance of the Shares in compliance with applicable law.
7.    Limitations on Transfer and Exercise. This Option is not transferable by the Employee other than by will or by the laws of descent and distribution, and this Option is exercisable during the lifetime of the Employee by the Employee only.
8.    Adjustments. This Option and the Option Shares shall be subject to the adjustment provisions contained in the Plan in the event of any change in the outstanding Shares by reason of a stock split, stock dividend, combination or reclassification of Shares, recapitalization, merger or similar event.
9.    No Retention Rights. Nothing herein contained shall confer on the Employee any right with respect to continuation of employment, or interfere with the right of the Company or its Affiliates to terminate at any time the service of the Employee. Any questions as to whether and when there has been a termination of Employee’s employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
10.    Reorganization of the Company. The existence of this Award Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Option Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
11.    Change of Control. Subject to the provisions regarding Changes of Control as set forth in Section 12 of the Plan, upon a Change of Control this Option shall become fully vested and exerciseable.

12.    Shareholder Rights. The holder of this Option shall have no rights as a shareholder with respect to any Option Shares until the holder of this Option or his nominee becomes a shareholder of record with respect to such Shares.
13.    Withholding. All payments or grants made pursuant to this Award Agreement shall be subject to withholding of all applicable taxes for federal, state, local and other tax purposes, including any employment taxes resulting from the lapsing of the restrictions (the “Tax Obligations”). In the event that Company requests the Employee to do so, the Employee hereby agrees that the Employee will promptly satisfy the Tax Obligations resulting from the exercise of this Option by authorizing, and the Employee hereby authorizes, the Company to withhold from the Shares to be delivered pursuant to exercise of this Option, a number of Shares having a Fair Market Value less than or equal to the Tax Obligations.
14.    No Guarantee of Tax Consequences. The Company, the Board and Committee make no commitment or guarantee to the Employee that any federal, state local or other tax treatment will (or will not) apply or be available to the Employee or any other person eligible for benefits under this Award Agreement and assume no liability or responsibility whatsoever for the tax consequences to the Employee or any other person eligible for benefits under this Award Agreement with respect to this Option or the Option Shares.
15.    Award Agreement Subject to Plan. This Award Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Award Agreement.
16.    Applicable Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Texas without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in Harris County, Texas.
17.    Headings. The titles and headings of Sections are included for convenience of reference only. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
18.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.
19.    Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

20.    Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Employee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Employee.
21.    Entire Agreement; Amendment. This Award Agreement and any other agreements and instruments contemplated by this Award Agreement contain the entire agreement of the parties, and this Award Agreement may be amended only in writing signed by both parties.
22.    Notices. Any notice hereunder by the holder of this Option shall be given to the Company in writing and such notice and any payment hereunder shall be deemed duly given or made only upon receipt thereof at the Company’s principal office in Houston, Texas, or at such other place as the Company may designate by written notice to the holder of this Option. Any notice or other communication hereunder to the holder of this Option shall be in writing and shall be deemed duly given if mailed or delivered to the holder at such address as he or she may have on file with the Company.
23.    Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in duplicate and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized and the Employee has executed this Award Agreement as of the day and year first above written.
ATTEST:    LUBY’S, INC.
Secretary Title    By:
ACCEPTED:
Employee